                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Materials Under Rule 14a-12

                         WORLD WASTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

            --------------------------------------------------------------------
      (4)   Date Filed:

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

                         WORLD WASTE TECHNOLOGIES, INC.
                      13500 EVENING CREEK DRIVE, SUITE 440
                           SAN DIEGO, CALIFORNIA 92128

                                  June 6, 2007


Dear Shareholder:

      You are cordially invited to attend an Annual Meeting of Shareholders of World Waste Technologies, Inc. The meeting will be held on Wednesday, July 11, 2007, beginning at 10:00 a.m., California time, at 13520 Evening Creek Drive, Suite 600, San Diego, California 92128.

      The Notice of Meeting and the Proxy Statement on the following pages cover the business of the meeting, which includes five items to be voted on by the shareholders. At the Annual Meeting, I will also report on World Waste's current operations and will be available to respond to questions from shareholders.

      Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

      I hope that you will join us.

                                                Sincerely,



                                                /s/ John Pimentel
                                                --------------------------------
                                                John Pimentel
                                                Chief Executive Officer

                         WORLD WASTE TECHNOLOGIES, INC.
                      13500 EVENING CREEK DRIVE, SUITE 440
                           SAN DIEGO, CALIFORNIA 92128

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, JULY 11, 2007

      Notice is hereby given to the holders of preferred stock and common stock of World Waste Technologies, Inc. ("WORLD WASTE" or the "COMPANY") that the 2007 Annual Meeting of Shareholders will be held on Wednesday, July 11, 2007, beginning at 10:00 a.m., California time, at 13520 Evening Creek Drive, Suite 600, San Diego, California 92128, for the following purposes:

      1. To elect five directors to serve until the 2008 Annual Meeting of Shareholders;

      2. To approve an amendment of World Waste's Articles of Incorporation to increase the number of authorized shares of our preferred stock from 10,000,000 to 30,000,000 and to increase the number of authorized shares of our common stock from 100,000,000 to 170,000,000;

      3. To approve an amendment of the Certificate of Determination of the Rights, Preferences and Privileges of World Waste's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock to, among other things, provide increased anti-dilution protection to the holders of the Series A Preferred Stock;

      4. To ratify the appointment of Stonefield Josephson, Inc. as World Waste's independent registered public accounting firm for the fiscal year ending December 31, 2007; and

      5. To transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

      Only those shareholders of record at the close of business on May 31, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/ David Rane
                                        ----------------------------------------
                                        David Rane
June 6, 2007                            Corporate Secretary


      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

                         WORLD WASTE TECHNOLOGIES, INC.

                      13500 EVENING CREEK DRIVE, SUITE 440
                           SAN DIEGO, CALIFORNIA 92128

      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JULY 11, 2007


                                 PROXY STATEMENT

      This Proxy Statement is furnished to holders of the preferred stock and common stock of World Waste Technologies, Inc., a California corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2007 Annual Meeting of Shareholders to be held on Wednesday, July 11, 2007, beginning at 10:00 a.m., California time, at 13520 Evening Creek Drive, Suite 600, San Diego, California 92128, and at any postponement or adjournment of the Annual Meeting.

      This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about June 6, 2007.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the Annual Meeting, shareholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (i) election of five directors to serve until our 2008 Annual Meeting of Shareholders; (ii) the amendment of our Articles of Incorporation to increase the authorized shares of our preferred stock and common stock; (iii) the amendment of the Certificate of Determination of the Rights, Preferences and Privileges of World Waste's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock to, among other things, provide increased anti-dilution protection to the holders of the Series A preferred stock; and
(iv) ratification of the selection of Stonefield, Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

      Only holders of record at the close of business on May 31, 2007 of outstanding shares of our preferred stock or common stock will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR PREFERRED STOCK AND COMMON
STOCK?

      Each holder of our common stock is entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. Each holder of our preferred stock is entitled to a number of votes that equals the number of shares of common stock into which such holder's total shares of preferred stock was convertible on the record date of May 31, 2007 with respect to each of the matters to be presented at the Annual Meeting. However, for the election of directors, each shareholder shall be entitled to cumulate their votes if the candidates' names have been placed in nomination prior to the voting and such shareholder has given notice at the Annual Meeting prior to the voting of such shareholder's intention to cumulate votes. If any shareholder gives this notice, all shareholders may cumulate their votes for candidates in nomination. With cumulative voting, each shareholder is entitled to that number of votes equal to the number of shares of common stock held by that shareholder (or, with respect to holders of preferred stock, the number of shares of common stock into which such shares convert) multiplied by the number of directors to be elected. Each shareholder may then cast all of their votes for a single candidate or distribute their votes among any or all of the candidates they choose. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder to announce their intention to cumulate their votes.

WHAT CONSTITUTES A QUORUM AND HOW MANY SHARES MAY BE VOTED AT THE MEETING?

      In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the total outstanding shares entitled to vote at the Annual Meeting will constitute a quorum.

      For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner.

      As of the record date of May 31, 2007, there were [________] outstanding shares of our Series A preferred stock that were convertible into [_______] shares of common stock, [________] outstanding shares of our 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock that were convertible into [_______] shares of common stock, and [________] outstanding shares of our common stock. As a result, a total of [____________] shares are entitled to be voted at the Annual Meeting after giving effect to the voting rights of the holders of our preferred stock, and a majority of those shares, equaling [_______] shares, will constitute a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVAL EACH PROPOSAL?

      With respect to the election of directors, the five nominees receiving the greatest number of votes cast will be elected.

      To be approved, Proposal II (Amendment of World Waste's Articles of Incorporation to Increase the Authorized Shares of Preferred Stock and Common Stock) and Proposal III (Amendment of the Series A Certificate of Determination) must each receive "For" votes from a majority of the total [____________] shares that are entitled to vote on the proposal, which number includes the shares of common stock into which the outstanding preferred stock is convertible. In addition, each of those proposals must receive "For" votes from (i) a majority of the outstanding shares of common stock, voting separately as a class, and
(ii) a majority of the outstanding shares of Series A preferred stock, voting separately as a class; and Proposal III must receive "For" votes from a majority of the outstanding shares of Series B preferred stock, voting separately as a class.

      To be approved, Proposal IV (Ratification of the Appointment of Our Independent Registered Public Accounting Firm) must receive "For" votes from a majority of the votes cast on the proposal at the Annual Meeting, provided that such affirmative votes must also constitute a majority of the required quorum for the Annual Meeting.

      With respect to each proposal to be voted on at the Annual Meeting, abstentions and broker non-votes will have the same effect as negative votes.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

      o "FOR" election of the five director nominees named in this Proxy Statement (see Proposal I);

      o "FOR" approval of the amendment of World Waste's Articles of Incorporation to increase the number of its authorized shares of preferred stock from 10,000,000 to 30,000,000 and to increase the number of its authorized shares of common stock from 100,000,000 to 170,000,000 (see Proposal II);

      o "FOR" approval of the amendment of the Certificate of Determination of the Rights, Preferences and Privileges of World Waste's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock to, among other things, provide increased anti-dilution protection to the holders of the Series A Preferred Stock (see Proposal III); and

      o "FOR" ratification of the appointment of Stonefield Josephson, Inc. as World Waste's independent registered public accounting firm for the fiscal year ending December 31, 2007 (see Proposal IV).

PROXIES

      If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" ALL OF PROPOSALS THAT ARE DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

      A shareholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: World Waste Technologies, Inc., 13500 Evening Creek Drive, Suite 440, San Diego, California 92128, Attention: Corporate Secretary.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

      There are currently five directors on our Board of Directors. Each director is elected for a term of one year and until his successor is elected.

      The candidates nominated by our Board for election as a director at the 2007 Annual Meeting of Shareholders are John Pimentel, Dr. James L. Ferris, Ross
M. Patten, Sam P. Cortez and David Gutacker.

      If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the Annual Meeting, our Board will, prior to the Annual Meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by shareholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

      Our Board is comprised of a majority of "independent" directors as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Our independent directors are Sam P. Cortez, David Gutacker and Ross M. Patten. Our Board determined that a consulting fee we paid to a company owned by Mr. Gutacker during 2006 did not prevent it from reaching a determination that Mr. Gutacker is independent. John Pimentel, our Chief Executive Officer, and Dr. James L. Ferris, our President and Chief Operating Officer, are not independent directors.

      Information regarding the director nominees is set forth below, including their ages, the period each has served on our Board and the nominees' business experience. The information presented below for the director nominees has been furnished to us by the director nominees.

JOHN PIMENTEL
Director since 2004

      Mr. Pimentel, 41, has been the Chief Executive Officer of our company since September 1, 2005, and he has served as a director of our company since February 2004. From 1993-1996, Mr. Pimentel served as Deputy Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees including the Department of Transportation, the California Highway Patrol, and parts of the Department of Motor Vehicles. From 1998 to 2002, he worked with Bain & Company in the firm's Private Equity Group and the general consulting practice. Since 2002, Mr. Pimentel has worked with Cagan McAfee Capital Partners, LLC where he is responsible for business development, investment structuring and portfolio company management. Mr. Pimentel has an M.B.A. from Harvard Business School and a B.A. from University of California at Berkeley. From 2004 to 2005, Mr. Pimentel also served as a member of the Board of Directors of Pacific Ethanol, Inc. (PEIX), a company he co-founded.

JAMES L. FERRIS, PH.D.
Director since 2004

      Dr. Ferris, 63, joined our Board of Directors in 2004. From November 4, 2006 to May 2007, Dr. Ferris served as our Chief Operating Officer and President. Dr. Ferris currently serves as our President. In 2006, and prior to his appointment as an officer, Dr. Ferris provided us with consulting services. Dr. Ferris served as a member of the Board of Directors of Albany International from 2000 - 2004. Dr. Ferris has been a trustee of the Institute of Paper Chemistry Foundation since 2003 and prior to that he was the president and chief executive officer of the Institute of Paper Science and Technology from 1996 to 2003. Prior to that, he was vice president of research for the Pulp, Paper, and Packaging Sector of Weyerhaeuser Corporation, where he was employed for 30 years in various business, manufacturing and research positions. Dr. Ferris completed the Advanced Management Program at Harvard Business School in 1992, received his Ph.D. (1972) and M.S. (1969) from the Institute of Paper Chemistry at Lawrence University, and obtained his B.S. in Chemical Engineering from the University of Washington in 1966.

ROSS M. PATTEN
Director since 2005

      Mr. Patten, 62, joined our Board of Directors in 2005. Mr. Patten is Chairman of the Board and a Vice President of Synagro Technologies, Inc., a residuals management company. Mr. Patten served as the Chief Executive Officer of Synagro Technologies, Inc. from February 1998 until September 2003. Prior to joining Synagro Technologies, Inc., Mr. Patten served at Browning-Ferris Industries for 17 years, where he last served as Divisional Vice President-Corporate Development. He also served as Executive Vice President for Development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and director and Vice President-Business Development at Resource NE, Inc. prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and Managing Director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment-related companies in the areas of growth and acquisition strategy, formation and implementation. Pursuant to a contractual right granted to the holders of our Series A preferred stock, Mr. Patten was initially designated by the holders of our Series A preferred stock to fill a board vacancy.

SAM PINA CORTEZ
Director since 2005

      Mr. Cortez, 43, joined our Board of Directors in 2005. Mr. Cortez has been a principal at KCL Development, LLC since 2003, where he provides business consulting and financial advisory services, primarily to growth companies and new business ventures. Prior to KCL Development, Mr. Cortez spent over 12 years in investment banking, focused primarily in the environmental industry. From 2000 to 2003, Mr. Cortez was a Senior Vice President of Investment Banking at Lehman Brothers, and prior to that he worked as an investment banker at Donaldson, Lufkin & Jenrette, Alex. Brown & Sons Incorporated and Morgan Stanley International. Mr. Cortez received an M.B.A. from the Harvard Graduate School of Business Administration and a B.S. in Chemical Engineering from the University of California, Berkeley. Pursuant to a contractual right granted to the holders of our Series A preferred stock, Mr. Cortez was initially designated by the holders of our Series A preferred stock to fill a board vacancy.

DAVID GUTACKER
Director since 2006

      Mr. Gutaker, 53, joined our Board of Directors in December 2006. Mr. Gutacker provided consulting services to our company in 2006, prior to his appointment as a director. Mr. Gutacker has served as the chief executive officer of the Gutacker Group, a consulting firm specializing in evaluating and improving energy, waste-to-energy and other industrial projects, since 2004. From 2005 to 2006 he served as president and chief executive officer of Agrifos Fertilizer, a phosphate fertilizer company, and from 1987 to 2001 worked for American Re-fuel, a waste-to-energy company, his most recent position being president and chief operating officer. Mr. Gutacker obtained his B.S. in Industrial Technology from the University of New York at Buffalo and his MBA from Canisius College.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES NAMED ABOVE FOR ELECTION AS DIRECTORS.

EXECUTIVE OFFICERS

      Our executive officers are as follows:

      NAME                         AGE    POSITION
      -------------------------   -----   --------------------------------------

      John Pimentel                 41    Chairman of the Board and
                                            Chief Executive Officer
      James L. Ferris, Ph.D.        63    President
      Matthew Lieb                  35    Chief Operating Officer
      Thomas L. Collins             66    Executive Vice President
      David A. Rane                 53    Senior Vice President and
                                            Chief Financial Officer

      MATTHEW LIEB was appointed to serve as our Chief Operating Officer in May 2007. Since 1999, Mr. Lieb has served as Chairman of the Board and Chief Executive Officer of Kingsley Management LLC, a company he founded that acquires and operates car wash facilities. From January 2007 to May 15, 2007, Mr. Lieb provided us with consulting services at a fee of $3,500 per month plus an expense reimbursement. Mr. Lieb holds a BS in Finance from Georgetown University and an MBA from Harvard Business School.

      THOMAS L. COLLINS has been an Executive Vice President of our company since September 1, 2005. Prior to serving in that capacity, Mr. Collins was our Chief Executive Officer since February 2004. Mr. Collins served as a director of our company from February 2004 to December 2006. He worked with Waste Management, Inc. from 1972 to 1995, including serving as the Vice President and Controller for the Western Region. After retiring from Waste Management in 1995, Mr. Collins was an independent consultant for the waste industry until joining our predecessor company in January 2003 as Executive Vice President. Mr. Collins has a B.A. in Business Administration and Accounting from Quincy University and is a certified public accountant.

      DAVID A. RANE joined our company in November 2004 as a Senior Vice President and Chief Financial Officer. Mr. Rane provided consulting services to our company from April 2004 to November 2004. Mr. Rane served as Executive Vice President and Chief Financial Officer for Callaway Golf Company from 1994 to 2000. Prior to that, Mr. Rane worked at PricewaterhouseCoopers for 14 years in their San Diego, Brussels and National Offices. Since leaving Callaway Golf, Mr. Rane has served as Executive Vice President of two development stage companies, StoreRunner Network Inc. (from 2000 to 2001) and SureBeam Corporation (from 2001 to 2004), and most recently served as Vice Chancellor for Financial Management for The National University System (from May 2004 to November 2004). SureBeam Corporation filed for protection under Chapter 7 of the United States Bankruptcy Code in January 2004. Mr. Rane is a certified public accountant and has a B.A. in Accounting from Brigham Young University.

      For biographical information regarding two of our executive officers, John Pimentel and Dr. James L. Ferris, see "Proposal I - Election of Directors - Director Nominees." For information concerning executive officers' ownership of our common stock, see "Beneficial Owners of More Than Five Percent of World Waste's Common Stock; Shares Held by Directors and Executive Officers" below.

BOARD OF DIRECTOR MEETINGS

      The property, affairs and business of World Waste are conducted under the supervision and management of our Board of Directors as called for under the laws of California and our Bylaws. The Board of Directors held two formal meetings during the 2006 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2006 fiscal year in which he served as a director or served on such committees, as applicable.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

      Although we do not have a formal policy regarding attendance by Board members at the Annual Meeting of Shareholders, directors are strongly encouraged to attend such meetings. All of our directors are expected to attend the 2007 Annual Meeting.

BOARD COMMITTEES

      Our Board of Directors has an audit committee, compensation committee and finance committee. The audit and compensation committees consist solely of members who are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of the audit and compensation committee (other than Mr. Gutaker) is independent as defined in Exchange Act Rule 10a-3. You may obtain a copy of the written charter for the audit and compensation committees at no cost by contacting our Chief Financial Officer at our principal executive offices, 13500 Evening Creek Drive, Suite 440, San Diego, California 92128.

      AUDIT COMMITTEE

      In August 2004, our Board of Directors established an Audit Committee. Our Board of Directors has instructed the Audit Committee to meet periodically with our management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select the independent accountants to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee is comprised of Mr. David Gutacker, Mr. Ross M. Patten and Mr. Sam P. Cortez, all of whom are non-employee directors. The Audit Committee held four formal meetings during the 2006 fiscal year.

      While our Board of Directors believes that our Audit Committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that we do not have an "audit committee financial expert," as defined under Item 401(h)(2) of Regulation S-K of the Securities Act of 1933, serving on the Audit Committee. Given the limited scope of our operations to date, our Board of Directors believes that we do not currently need to have an audit committee financial expert serving on the Audit Committee.

      The Audit Committee's responsibilities also include oversight activities described below under the "Report of the Audit Committee."

      COMPENSATION COMMITTEE

      The Compensation Committee is comprised of Messrs. Cortez, Gutacker and Patten. The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our stock option plans. The Compensation Committee held one formal meeting during the 2006 fiscal year.

DIRECTOR NOMINATION PROCESS

      Our Board of Directors has not adopted a Nominating Committee charter nor established a separate Nominating Committee to identify individuals who are qualified to become members of our Board. The full Board of Directors fulfills that function.

      Our Board of Directors has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Board generally will consider, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

      Our Board of Director will consider Board nominees recommended by shareholders. In order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given in writing to World Waste's Corporate Secretary at 13500 Evening Creek Drive, Suite 440, San Diego, California 92128. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand financial statements and the candidate's other board memberships (if any). You must submit the nominee's consent to be elected and to serve. Our Board may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from shareholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

      In connection with our sale of Series A preferred stock, we agreed with the purchasers of such shares that we would cause our Board to nominate for the election to our Board two individuals designated by the holders of the Series A preferred stock to fill the Board seats to be vacated upon the resignation of two of our prior directors. Messrs. Patten and Cortez joined our Board in 2005 as the Series A preferred stock designees. We also agreed that in any Board election in which either or both of these designees are up for reelection, we would cause such designees to be included on the slate of directors proposed by our Board at such election. Accordingly, each of Messrs. Patten and Cortez have been included on the slate of directors. We also agreed not to nominate any employee of our company (other than our Chief Executive Officer) to serve as a director. The holders of Series A preferred stock have waived this prohibition with respect to our nomination of Dr. Ferris. All of the foregoing obligations will terminate upon the earliest of (i) the date when less than 50% of the shares of Series A preferred stock initially sold by us are outstanding; and
(ii) when we sell our company.

      The terms of our Series A preferred stock also provide that, so long as at least 3.0 million shares of Series A preferred stock remain outstanding, the holders of our Series A preferred stock shall have the right to elect a majority of the members of our Board of Directors. This right will terminate upon the occurrence of the "Operational Date" (generally defined as the date that we first generate aggregate cash flow of at least $672,000 for a period of three consecutive months). As of the date of this Proxy Statement, the holders of Series A preferred stock had not exercised this right.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

      Shareholders who wish to communicate with our Board members may contact us at our principal executive office at 13500 Evening Creek Drive, Suite 440, San Diego, California 92128. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

CODE OF ETHICS

      World Waste has adopted a "Code of Ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules that applies to our officers, directors and employees. Our Board of Directors will not permit any waiver of any ethics policy for any director or executive officer. A copy of the Code of Ethics will be made available to our shareholders without charge upon request by contacting us at 858-391-3400.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

      COMPENSATION PHILOSOPHY AND OBJECTIVES

      Our Compensation Committee is committed to an executive compensation philosophy that attracts and retains executive officers, motivates executive officers to achieve our company's business objectives, and aligns the interests of key leadership with the long-term interests of our company's shareholders. The current objectives of our compensation program are to pay cash compensation at approximately market levels typical for an early stage company, and to supplement cash compensation with stock options. Stock options are granted with a strike price equal to the closing market price of our common stock on the date of grant. Stock options vest over time and are linked to the goals of our company and the performance of our executive officers.

      SETTING EXECUTIVE COMPENSATION

      Executive compensation is intended to support our company's performance goals. Accordingly, the committee believes that a high percentage of compensation should be equity linked and therefore tied to the performance of our company and the individual's contribution to our company's performance.

      The committee generally commences its review of our executive officer compensation for each year during the fourth quarter of the preceding year with the final determination of base salary and equity incentives made in April of such year following completion of the audit of our financial statements for the prior fiscal year. Changes in annual base compensation, if any, may be implemented retroactive to the beginning of the fiscal year.

      COMPENSATION POLICIES

      EMPLOYMENT AGREEMENTS: We do not have an employment agreement with our chief executive officer. We have entered into an employment agreement with our Chief Financial Officer, our Chief Operating Officer and our Executive Vice President. These agreements are summarized elsewhere in this Proxy Statement. We are not parties to employment agreements with any other employees.

      CHANGE-IN-CONTROL AGREEMENTS: Some of the awards issued under our stock option plans provide that such awards will fully vest in the event of a change in control, as defined in such plans. We do not maintain any other change-in-control policies or plans.

      SEVERANCE POLICY: The above-referenced employment agreements contain provisions related to severance payments upon termination of employment. We do not maintain any other severance policies or plans.

      RECOUPMENT POLICY RELATING TO UNEARNED INCENTIVE COMPENSATION: It is the committee's policy to seek to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, our company may seek to recover any amount determined to have been inappropriately received by the individual executive.

      IMPACT OF TAX AND ACCOUNTING TREATMENT ON COMPENSATION DECISIONS: The committee makes reasonable efforts to ensure that compensation paid to our executive officers is deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy. Our income tax deduction for executive compensation is limited by
Section 162(m) of the Internal Revenue Code to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and our other named executive officers. We have not had any deductions limited by Section 162(m) of the Internal Revenue Code to date.

      COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

      BASE SALARY: Executive officers receive a base salary in cash to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The committee sets base salaries for the executive officers based on negotiations with the executive officer and our experience with similarly situated early stage companies.

      STOCK OPTION AWARDS: The committee grants stock options to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted with a strike price equal to the closing market price of our common stock on the date of grant. Stock options vest over time and are linked to the goals of our company and the performance of the executive officers. Although we did not make any stock option grants to our executive officers in 2006, we did grant our executive officers options in 2007.

      EXECUTIVE PERQUISITES AND GENERALLY AVAILABLE BENEFIT PROGRAMS: Our executive officers are eligible to receive medical, dental and vision insurance that is generally available to our other employees. Although we do not currently offer any perquisites to any of our executive officers, we may do so in the future based upon the growth and success of our company.

      COMPENSATION COMMITTEE REPORT

      THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR "FILED" WITH THE SEC OR SUBJECT TO THE LIABILITIES OF
SECTION 18 OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

      The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report and Proxy Statement.

      THE COMPENSATION COMMITTEE:

      Ross Patten, Chairman             Sam P. Cortez           David Gutacker

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officers whose total compensation in 2006 was in excess of $100,000. There were no bonuses, restricted stock awards, stock options, stock appreciation rights or any other compensation paid any of the named executive officers in 2006.

                                                SALARY       TOTAL
      NAME AND PRINCIPAL POSITION                ($)          ($)
      -------------------------------------   ----------   ---------

      John Pimentel                           176,539(1)    176,539
        Chief Executive Officer
      David Rane                              224,000(2)    224,000
        Senior Vice President and Chief
        Financial Officer
      Thomas L. Collins                       221,846(3)    221,846
        Executive Vice President
      Fred Lundberg                           200,057(4)    200,057
        Senior Vice President

(1) Does not include $30,115 paid in 2006 representing salary earned and deferred in 2005.
(2) Does not include $6,461 paid in 2006 representing salary earned and deferred in 2005.
(3) Does not include $15,077 paid in 2006 representing salary earned and deferred in 2005.
(4) Does not include $13,596 paid in 2006 representing salary earned and deferred in 2005. Mr. Lundberg resigned as an executive officer effective as of February 23, 2007, but continues to be available to serve our company in a consulting capacity.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

      The following table provides information on the holdings of stock option awards as of December 31, 2006 by our named executive officers. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer. There were no equity or non-equity awards granted to any of our named executive officers in 2006, nor did any named executive officer exercise any awards in 2006. The table does not include equity awards made in 2007.

                                                               OPTION AWARDS
                          ---------------------------------------------------------------------------------------
                            NUMBER OF SECURITIES       NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED     UNDERLYING UNEXERCISED       OPTION
                                  OPTIONS                    OPTIONS              EXERCISE
                                    (#)                        (#)                  PRICE            OPTION
NAME                            EXERCISABLE                UNEXERCISABLE             ($)         EXPIRATION DATE
---------------------     ------------------------   ------------------------   -------------   -----------------
David Rane                         112,500                       37,500              2.70       December 23, 2015
David Rane (1)                     145,833                      204,167              2.70       December 23, 2015
Tom Collins (2)                     75,000                       25,000              1.50       May 1, 2014
Fred Lundberg (3)                   54,608                       20,392              1.50       May 1, 2014

(1) On April 18, 2005, Mr. Rane was granted an option to purchase up to 350,000 shares of our common stock that would have become exercisable as to 12/48ths on April 18, 2006 and 1/48th per month thereafter. This option was cancelled on December 23, 2005 in conjunction with the issuance of another option resulting in what was effectively a repricing. Our Compensation Committee determined to grant Mr. Rane a stock option with an exercise price of $2.70 per share in substitution for his previously granted stock option with an exercise price of $4.45 per share based upon its determination that the exercise price of $4.45 per share was substantially in excess of the fair market value of our common stock on the grant date, after taking into account the limited trading market for our common stock. Our Compensation Committee determined that an option with an exercise price of $2.70 per share bore a closer relationship to the fair market value of our common stock and would provide a more realistic incentive to Mr. Rane to maximize shareholder value.

(2) Represents a warrant to purchase up to 100,000 shares of our common stock granted on May 1, 2004 that became exercisable as to 12/48ths on January 10, 2005 and vests 1/48th per month thereafter.

(3) Represents a warrant to purchase up to 75,000 shares of our common stock granted on May 1, 2004 that became exercisable as to 12/48ths on January 10, 2005 and vests 1/48th per month thereafter. So long as Mr. Lundberg continues to be available to provide us with consulting services, this warrant will continue to vest.

EMPLOYMENT AND CONSULTING AGREEMENTS

      John Pimentel is employed as our Chief Executive Officer on an at-will employment basis. He currently receives a monthly salary of $15,000.

      Effective May 15, 2007, we entered into an at-will employment agreement with Matthew Lieb pursuant to which Mr. Lieb agreed to serve as our Chief Operating Officer for a salary of $13,500 per month. We also agreed to grant Mr. Lieb options to acquire up to 400,000 shares of the Company's common stock, as described below under "Stock Option Plans." The agreement can be terminated by either party at any time without notice.

      Thomas L. Collins is employed by us under an employment agreement that provides a base annual salary of $224,000. Mr. Collins' employment is at-will. This agreement was entered into with Mr. Collins on April 28, 2005 and superseded Mr. Collins' prior agreement with us. Mr. Collins was originally hired to act as an Executive Vice President and, in February 2004, our Board of Directors elected Mr. Collins to serve as our Chief Executive Officer. Mr. Collins resigned as chief executive officer in September 2005. The agreement provides discretion for our Board of Directors to increase the annual salary based upon Mr. Collins' performance and to provide bonuses as it deems appropriate. The agreement also provides for salary and benefit continuance for one year after death or permanent disability and severance equal to one year of salary ($224,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Collins is terminated without cause or resigns for good reason (as such terms are defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Collins would need to be available to provide us with consulting services on projects identified by our Board, and enter into a severance agreement and general release with our company. While any such payments are being made Mr. Collins would be prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements may be waived by our company. The agreement also amended the terms of Mr. Collins previously issued warrant to acquire up to 100,000 shares of our common stock to provide for acceleration upon a change-in-control (as defined in our 2004 Stock Option Plan). The agreement provides for indemnification of Mr. Collins for decisions made in good faith while performing services for us. Mr. Collins also entered into our standard indemnification agreement for officers of our company, which provides, among other things, that we will indemnify Mr. Collins, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

      On October 1, 2006, we entered into a three-month consulting agreement with Dr. James L. Ferris, a member of our Board of Directors. The agreement required Dr. Ferris to provide us with management consulting services and to assist with certain management initiatives designed to achieve full operation of our plant in Anaheim, California. The agreement provided for the payment to Dr. Ferris of a monthly fee of $12,633, plus an expense reimbursement of $150 per day. On November 4, 2006, Dr. Ferris terminated his consulting agreement with us and entered into an at-will employment agreement with us, effective as of November 1, 2006, pursuant to which he was appointed to serve as our Chief Operating Officer and President for a salary of $14,000 per month plus paid vacation, health benefits and other employee benefits in accordance with our employee practices (which currently include dental and vision insurance). This agreement can be terminated by either party at any time without notice. Mr. Ferris will continue to be compensated for serving as a member of our Board of Directors as if he were a non-employee director. In May 2007, Dr. Ferris relinquished his position as Chief Operating Officer but continues to serve as President.

      Fred Lundberg was employed by us under an employment agreement that provided a base annual salary of $202,000 plus benefits (which at December 31, 2006 included dental and vision insurance). Mr. Lundberg's employment was at-will. This agreement was entered into with Mr. Lundberg on April 28, 2005 and superseded Mr. Lundberg's prior agreement with our company. The agreement provided discretion for our Board of Directors to increase the annual salary based upon Mr. Lundberg's performance and to provide bonuses as it deemed appropriate. The agreement also provided for salary and benefit continuance for one year after death or permanent disability and severance equal to one year of salary ($202,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Lundberg were terminated without cause or resigned for good reason (as such terms were defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Lundberg would have needed to be available to provide us with consulting services on projects identified by our Board, and to have entered into a severance agreement and general release with our company. While any such payments were being made Mr. Lundberg would be prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements may be waived by our company. The agreement provided for indemnification of Mr. Lundberg for decisions made in good faith while performing services for us. Mr. Lundberg also entered into our standard indemnification agreement for officers of our company, which provided, among other things, that we would indemnify Mr. Lundberg, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

      Effective February 23, 2007, Mr. Lundberg ceased to be employed by us and began to provide us services on a consulting basis pursuant to a separation agreement and release. Pursuant to this agreement, we agreed to pay Mr. Lundberg severance pay equal to one year's base salary ($202,000) payable in 12 equal monthly installments, and benefit continuation (dental and vision insurance) for the one-year period commencing as of February 23, 2007. In consideration for receipt of the severance amount, Mr. Lundberg confirmed that so long as he was being provided with severance payments, he would be bound by the consulting, non-competition and non-solicitation provisions of his employment agreement (the "Employee Obligations"), as well as the confidentiality provisions of a confidentiality agreement previously entered into with us. Our company and Mr. Lundberg also agreed not to make any disparaging comments about each other. Mr. Lundberg may voluntarily terminate his right to receive severance payments at any time, in which case the Employee Obligations will cease.

      David A. Rane is employed by us under an employment agreement that provides a base annual salary of $224,000 plus benefits (which at December 31, 2006 included health, dental and vision insurance). Mr. Rane's employment is at-will. This agreement was entered into with Mr. Rane on April 28, 2005 and superseded Mr. Rane's prior agreement with us. The agreement provides discretion for our Board of Directors to increase the annual salary based upon Mr. Rane's performance and to provide bonuses as it deems appropriate. The agreement also provides for salary and a continuance of benefits for one year after death or permanent disability and severance equal to one year of salary ($224,000 as of December 31, 2006), plus a continuation of benefits in the event that Mr. Rane is terminated without cause or resigns for good reason (as such terms are defined in the agreement) (in each case, with payments being made over a one-year period). As consideration for receiving the foregoing payments, Mr. Rane would need to be available to provide us with consulting services on projects identified by our Board, and enter into a severance agreement and general release with our company. While any such payments are being made Mr. Rane would be prohibited from engaging in any activities that would compete with our business or from interfering or disrupting any of our business relationships with any of our customers or suppliers or soliciting any of our employees to leave employment with our company. Any of these requirements may be waived by our company. The agreement provides for indemnification of Mr. Rane for decisions made in good faith while performing services for us. Mr. Rane also entered into our standard indemnification agreement for officers of our company, which provides, among other things, that we will indemnify Mr. Rane, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of our company, and otherwise to the full extent permitted under our bylaws and California law.

      In October 2006, we entered into a consulting agreement with the Gutacker Group Inc., a consulting firm owned by David Gutacker. Pursuant to the agreement, we agreed to pay the Gutacker Group a fixed daily rate (ranging from $800 to $1,800/day) for making its personnel (including Mr. Gutacker) available to us to assist us in executing our business plan and defining our business model. We also agreed to reimburse the Gutacker Group for air travel and other expenses it incurs in providing us services. We paid the Gutacker Group total consulting fees of $30,500 in 2006. This agreement was terminated when Mr. Gutacker joined our Board of Directors in December 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Cortez and Patten and Dr. Ferris served as members of our Compensation Committee during 2006 (until Mr. Gutacker replaced Dr. Ferris as a member in December 2006). On October 1, 2006, Dr. Ferris entered into a consulting agreement with us. On November 4, 2006, this agreement was terminated and Dr. Ferris was appointed to serve as our Chief Operating Officer and President. We entered into a consulting agreement with a company owned by Mr. Gutacker in October 2006, which agreement was terminated when Mr. Gutacker joined our Board in December 2006. None of the other members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

INDEMNIFICATION

      Our Articles of Incorporation provide that no officer or director shall be personally liable to our company or our stockholders for monetary damages except as provided pursuant to California law. Our Bylaws and Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our company, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with California law. The rights accruing to any person under our Bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our Bylaws or Articles of Incorporation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION OF DIRECTORS

      The following table summarizes the compensation that we paid to our non-employee directors (as well as to our President and Chief Operating Officer, who was a non-employee director for a portion of 2006) for the year ended December 31, 2006:

                           FEES EARNED OR         ALL OTHER            TOTAL
NAME                      PAID IN CASH ($)     COMPENSATION ($)         ($)
----------------------   ------------------   ------------------    ------------
Dr. James L. Ferris            16,781             33,956(1)            50,757
Sam P. Cortez                  15,500                  -               15,500
Ross M. Patten                 19,000                  -               19,000
David Gutacker                  2,000             30,050(2)            32,050


(1) Includes $12,633 paid to Dr. Ferris for consulting fees and $21,323 paid as compensation for services as our President and Chief Operating Officer.
(2) Represents consulting fees paid to the Gutacker Group Inc., a firm owned by Mr. Gutacker, prior to his appointment to our Board of Directors.

      Our non-employee directors (as well as Dr. Ferris) held the following options as of December 31, 2006:

                                                               OPTION AWARDS
                          ---------------------------------------------------------------------------------------
                            NUMBER OF SECURITIES       NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED     UNDERLYING UNEXERCISED       OPTION
                                  OPTIONS                    OPTIONS              EXERCISE
                                    (#)                        (#)                  PRICE            OPTION
NAME                            EXERCISABLE                UNEXERCISABLE             ($)         EXPIRATION DATE
---------------------     ------------------------   ------------------------   -------------   -----------------
Dr. James L. Ferris                  7,000                           --              3.70       December 23, 2014
Dr. James L. Ferris                 60,000                       30,000              2.25       November 1, 2015
Dr. James L. Ferris                 40,000                       50,000              2.70       December 23, 2015
Sam P. Cortez                       90,000                       20,000              2.25       November 1, 2015
Sam P. Cortez                       60,000                       50,000              2.70       December 23, 2015
Ross M. Patten                      75,000                       25,000              2.25       November 1, 2015
Ross M. Patten                      15,000                        5,000              2.70       December 23, 2015
Ross M. Patten                      60,000                       60,000              2.70       December 23, 2015
David Gutacker                       -0-                        200,000              1.55       January 17, 2017

      In 2006, each non-employee member of our Board of Directors (as well as Dr. Ferris) was compensated at the rate of $500 per day for attending board or committee meetings or otherwise working on company business. Non-employee directors were also eligible to receive grants of options in the discretion of the Compensation Committee. Except with respect to Dr. Ferris, directors who are also our employees receive no additional compensation for serving on our Board. In 2007, based upon the recommendation of our Compensation Committee, our Board of Directors adopted a new compensation plan for our non-employee directors pursuant to which such directors will receive an annual retainer of $24,000 per year, $1,000 per meeting for attending Board meetings ($500 for attending telephonically), $2,000 per year for each committee on which the director serves ($4,000 for service on the Audit Committee), an additional $2,000 per year for serving as the chairman of a committee and $1,000 per day for attending other meetings at the request of the Chairman of our Board. Directors are also entitled to reimbursement for reasonable expenses incurred on behalf of our company. In May 2007, we awarded additional options to our directors, as described below under "Stock Option Plans."

STOCK OPTION PLANS

      We currently have two stock option plans, the 2004 Stock Option Plan (the "2004 Plan) and the 2007 Stock Option Plan (the "2007 Plan"). Under the terms of the 2004 Plan, we are authorized to grant incentive awards for up to 2,000,000 shares of common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. As of the date of this Proxy Statement, there were outstanding awards covering all 2,000,000 shares issuable under the 2004 Plan. Accordingly, in May__, 2007, our Board of Directors adopted the 2007 Plan, pursuant to which we are authorized to grant incentive awards for up to 6,000,000 shares of common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. As of the date of this Proxy Statement, there were outstanding awards covering 2,856,000 shares under the 2007 Plan. Adoption of the 2007 Plan was not subject to shareholder approval.

      SUMMARY OF THE 2007 PLAN

      PURPOSE. The purpose of the 2007 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our common stock.

      ADMINISTRATION OF THE 2007 PLAN. The 2007 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the "Administrator"). The Administrator has broad discretion and authority in administering the 2007 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.

      TYPES OF AWARDS. Because the 2007 Plan is not subject to shareholder approval, no options granted thereunder will be "incentive" stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Instead, all options issued thereunder will be non-qualified options.

      ELIGIBLE PARTICIPANTS. All directors, employees, consultants and advisors are eligible to receive awards under the 2007 Plan.

      SHARES SUBJECT TO THE PLAN. We may issue up to 6,000,000 shares of our common stock pursuant to the 2007 Plan. Any shares subject to an option that terminates or expires without being exercised become available for future awards under the 2007 Plan. The shares acquired upon exercise of options granted under the 2007 Plan will be authorized and unissued shares of common stock. As of the date of this Proxy Statement, options to acquire 2,856,000 shares had been issued under the 2007 Plan at a weighted average exercise price of $1.42.

      TERMS AND CONDITIONS OF OPTIONS. The exercise price of any option, may not be less than the fair market value of our common stock on the date of grant. The closing sales price of our common stock on May 31, 2007 was $____________. No option may be exercised more than 10 years after the date of grant. No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of our common stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

      AMENDMENTS TO THE 2007 PLAN. Our Board may amend, alter, suspend or discontinue the 2007 Plan at any time. No amendment, alteration, suspension or discontinuance requires shareholder approval unless our Board concludes that shareholder approval is advisable or required by law.

      TERMINATION OF THE 2007 PLAN. The 2007 Plan will terminate on May 21, 2017. The termination of the 2007 Plan will not affect any outstanding option.

      GRANTS UNDER THE 2007 PLAN

      On May 21, 2007, the Board granted options covering a total of 2,856,000 shares under the 2007 Plan. All of the options have an exercise price of $1.42 per share (the closing price of our common stock on the date of grant) and expire in ten years. The grants included the following awards made to our executive officers and directors:

      John Pimentel, our Chairman of the Board and Chief Executive Officer, was granted three separate option awards. The first award, for Mr. Pimentel's continuing service as Chief Executive Officer, was an option to acquire up to 450,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal monthly installments on the first day of each month, commencing January 1, 2008. The second award, for Mr. Pimentel's service as Chairman of the Board, was an option to acquire up to 250,000 shares of common stock vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007. The third award, in recognition of Mr. Pimentel's contributions as Chief Executive Officer, was an option to acquire up to 250,000 shares of common stock, with 104,167 shares vested upon grant and the balance vesting in 28 equal monthly installments on the first day of each month commencing June 1, 2007.

      Each of our other directors (Ross Patten, James Ferris and Sam P. Cortez) was granted an option to acquire up to 200,000 shares of common stock vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007. Dr. Ferris, who also serves as our President, was also granted an option to acquire up to 50,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal monthly installments on the first day of each month, commencing January 1, 2008. In consideration for his efforts in helping us build our new management team, Mr. Patten was also issued an option to acquire up to an additional 250,000 shares of common stock, vesting in 24 equal installments on the first day of each month, commencing as of January 1, 2007.

      David Rane, our Chief Financial Officer, was awarded an option to acquire up to 250,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal installments on the first day of each month, commencing January 1, 2008.

      Pursuant to the at-will employment agreement described above, Matthew Lieb, our Chief Operating Officer, was granted options to acquire up to 400,000 shares of common stock vesting 25% on January 1, 2008 and the balance in 36 equal installments on the first day of each month commencing January 1, 2008.

      All of the foregoing option awards provide that if the recipient is terminated for any reason other than for cause, the succeeding 12 months of vesting automatically accelerate. The options also provide for full acceleration of vesting upon a change of control.

      SUMMARY OF THE 2004 PLAN

      PURPOSE. The purpose of the 2004 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our common stock.

      ADMINISTRATION OF THE 2004 PLAN. The 2004 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the "Administrator"). The Administrator has broad discretion and authority in administering the 2004 Plan, including the right to reduce the exercise price of any option, or to accelerate vesting.

      TYPES OF AWARDS. The Administrator may authorize the following types of awards under the 2004 Plan: (1) the grant of "incentive" stock options which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"); and (2) the grant of options which do not meet those requirements ("Non-Qualified Options").

      ELIGIBLE PARTICIPANTS. All directors, employees, consultants and advisors are eligible to receive awards under the 2004 Plan. Incentive stock options may be granted only to persons who are employees.

      SHARES SUBJECT TO THE PLAN. We may issue up to 2,000,000 shares of our common stock pursuant to the 2004 Plan. Any shares subject to an option that terminates or expires without being exercised become available for future awards under the 2004 Plan. The shares acquired upon exercise of options granted under the 2004 Plan will be authorized and unissued shares of common stock. As of the date of this Proxy Statement, options for all 2,000,000 shares had been issued under the 2004 Plan at a weighted-average exercise price of $2.52.

      TERMS AND CONDITIONS OF OPTIONS. The exercise price of any option, may not be less than the fair market value of our common stock on the date of grant (110% of the fair market value for options granted to 10% stockholders). The closing sales price of our common stock on May 31, 2007 was $___. No option may be exercised more than 10 years after the date of grant (Five years with respect to options granted to 10% stockholders. No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of our common stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

      AMENDMENTS TO THE 2004 PLAN. Our Board may amend, alter, suspend or discontinue the 2004 Plan at any time. No amendment, alteration, suspension or discontinuance requires shareholder approval unless such approval is required to preserve incentive stock option treatment for federal income tax purposes or our Board otherwise concludes that shareholder approval is advisable or required by law.

      TERMINATION OF THE 2004 PLAN. The 2004 Plan will terminate in 2014. The termination of the 2004 Plan will not affect any outstanding option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans, which include individual compensation arrangements. As of the date of this Proxy Statement, options covering all 2,000,000 shares issuable under the 2004 Plan had been issued. The table does not include options covering 2,856,000 shares issued under the 2007 Plan.

                                                                                           NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES                                FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON          WEIGHTED-AVERAGE        EQUITY COMPENSATION
                                            EXERCISE OF            EXERCISE PRICE OF         PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     SECURITIES REFLECTED
          PLAN CATEGORY                 WARRANTS AND RIGHTS       WARRANTS AND RIGHTS         IN COLUMN (A))
-----------------------------------   -----------------------   -----------------------   ----------------------
                                                (a)                       (b)                       (c)
Equity compensation plans approved           1,337,000                   $ 2.52                   663,000
  by security holders
Equity compensation plans not                  250,000                   $ 1.50                         0
  approved by security holders
Total                                        1,587,000                   $ 2.36                   663,000

      The only equity compensation plan approved by our shareholders is our 2004 Plan. Except for the 2007 Plan and as described below with respect to the issuance of certain warrants, we have not adopted without the approval of our shareholders any equity compensation plans under which our securities are authorized for issuance.

      On May 10, 2004, our Board of Directors granted warrants to each of Thomas
L. Collins, our then-Chief Executive Officer and Fred Lundberg, our then-Senior Vice President, to acquire up to 100,000 and 75,000 shares, respectively, of our common stock. The warrants, which were all issued in connection with services rendered to our company and vest through January 2008, each have a strike price of $1.50 per share (the fair market value of our common stock at the time of grant), a term of seven years and a cashless exercise provision.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      NON-QUALIFIED STOCK OPTIONS

      There will be no federal income tax consequences to either us or the participant upon the grant of a non-qualified stock option if the exercise price is not less than the fair market value of our common stock on the date of the option grant. However, the participant will realize ordinary income on the exercise of the non-qualified stock option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and we will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

      INCENTIVE STOCK OPTIONS

      There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the "spread") will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

      SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Pursuant to Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1,000,000 paid to each of our Chief Executive Officer and our four next most highly compensated executive officers, subject to certain exceptions. Our plans are designed to comply with an exception from the limitation of Section 162(m) as to options granted under such plans.

NEW PLAN BENEFITS

      Except with respect to awards that are currently outstanding, the Compensation Committee has not yet selected the employees, officers, directors, consultants and advisers who will receive options or determined the terms and conditions of such awards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock to file reports of common stock ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received or written representations from the reporting persons, we believe that, with respect to the fiscal year ended December 31, 2006, all of the reporting persons complied with all applicable Section 16 filing requirements on a timely basis, except that reports were not filed by Trellus Partners, L.P.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF WORLD WASTE'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 30, 2007 by (i) each person who is known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group has the right to acquire on or within 60 days after March 30, 2007 pursuant to the exercise of options or warrants or the conversion of preferred stock. As of March 30, 2007, 26,257,122 shares of our common stock were issued and outstanding.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.

                                              Number of Shares       Percent of
Name and Address of Beneficial Owner (1)    Beneficially Owed (1)    Class (1)
-----------------------------------------  -----------------------  ------------
John Pimentel(2)                                  1,362,500             5.19%
Thomas L. Collins(3)                              1,150,000             4.36%
Matthew Lieb(4)                                         -0-             *
David A. Rane (5)                                   650,000             2.43%
Fred Lundberg(6)                                    735,000             2.79%
James L. Ferris (7)                                 197,800             *
Ross M. Patten (8)                                  240,000             *
Sam P. Cortez (9)                                   232,500             *
David Gutacker (10)                                 200,000             *
Steven Racoosin (11)                              2,361,910             8.98%
One World Zero Waste, LLC (12)                    2,361,910             8.98%
Laird Q. Cagan (13)                               2,446,275             9.09%
Trellus Partners, LP (14)                         6,726,200            20.87%
All directors and executive officers
  as a group (9 persons)                          4,767,800            17.11%
-----------------
* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1) Shares of common stock subject to options, warrants or other convertible securities (including approximately 17 million shares of common stock issuable upon conversion of our preferred stock) that are currently exercisable or convertible or exercisable or convertible within 60 days of March 30, 2007 are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of World Waste Technologies, Inc., 13500 Evening Creek Drive, Suite 440, San Diego, California, 92128.

(2) Includes 350,000 shares owned by Mr. Pimentel's spouse. Includes 12,500 shares issuable upon conversion of preferred stock and upon exercise of warrants. Does not include options to acquire up to 950,000 shares of common stock issued in May 2007.

(3) Includes 1,050,000 shares beneficially owned by a family trust and over which Mr. Collins has voting and dispositive power and 100,000 shares issuable upon exercise of a warrant.

(4) Matthew Lieb was appointed Chief Operating Officer in May 2007. Does not include options to acquire up to 400,000 shares of common stock issued in May 2007.

(5) Includes 500,000 shares issuable upon exercise of stock options. Does not include options to acquire up to 250,000 shares of common stock issued in May 2007.

(6)   Includes 75,000 shares issuable upon exercise of a warrant.

(7) Includes 187,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 7,000 shares granted on December 21, 2004, our repurchase right has fully lapsed; (ii) 90,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; and (iii) 90,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control. Also includes 10,800 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants. Does not include options to acquire up to 250,000 shares of common stock issued in May 2007.

(8) Represents 240,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 100,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; (ii) 120,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006; and (ii) 20,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005. Our repurchase right also fully lapses in the event that we are subject to a change in control. Does not include options to acquire up to 450,000 shares of common stock issued in May 2007.

(9) Includes 220,000 shares issuable upon exercise of stock options which are immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminates. Our repurchase right lapses as follows: with respect to the option to purchase (i) 110,000 shares granted on November 1, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after July 1, 2005; and (ii) 110,000 shares granted on December 23, 2005, our repurchase right lapses with respect to 1/24ths of the shares upon the passing of each month of continuance service to us after January 1, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control. Also includes 12,500 shares of common stock issuable upon conversion of preferred stock and exercise of warrants. Does not include options to acquire up to 200,000 shares of common stock issued in May 2007.

(10) Represents 200,000 shares issuable upon exercise of a stock option which is immediately exercisable but subject to repurchase by us in the event that optionee's service to our company terminate. Our repurchase right lapses with respect to 1/24th of the shares upon the passing of each month of continuing service to us after December 31, 2006. Our repurchase right also fully lapses in the event that we are subject to a change in control.

(11) Address: 3849 Pala Mesa Drive, Fallbrook, CA 92028. Mr. Racoosin has voting and dispositive power over the shares that are owned of record by One World Zero Waste, LLC, and such shares are also included in the table opposite Mr. Racoosin's name. Includes 51,563 shares issuable upon exercise of a warrant. Does not include 23,437 shares issuable upon exercise of a warrant that are not currently exercisable or exercisable within 60 days of March 30, 2007.

(12) Includes (i) 1,585,000 shares owned of record by Laird Q. Cagan, (ii) 200,000 shares owned of record by the KQC Trust, of which Mr. Cagan is the sole trustee, (iii) 426,122 shares that Mr. Cagan currently has the right to acquire pursuant to warrants, (iv) 95,000 shares out of a total of 190,000 shares that Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan holds a 50% interest and shares voting and dispositive power, currently has the right to acquire pursuant to warrants, and (v) 126,400 shares of common stock issuable upon the conversion of preferred stock and the exercise of warrants held by Cagan Capital Private Equity Fund II, LLC, an entity that Mr. Cagan controls. Excludes the remaining 95,000 shares that Cagan McAfee Capital Partners, LLC has the right to acquire pursuant to warrants and as to which Mr. Cagan disclaims beneficial ownership. Mr. Cagan also disclaims beneficial ownership over the shares held by Cagan Capital Private Equity Fund. Address is c/o Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014.

(13) Includes 4,573,200 shares of common stock issuable upon conversion of shares of our Series A preferred stock and 1,400,000 shares of our common stock issuable upon exercise of warrants held by Trellus Offshore Fund Ltd., Trellus Partners II and Trellus Partners, L.P. Address: 350 Madison Ave, New York, NY 10017. Trellus Partners has designated Sam P. Cortez and Ross M. Patten to serve as members of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our full Board of Directors is responsible for reviewing and approving or ratifying all related party transactions. Although there is no written policy in this regard, it is the practice of our Board to review all material facts of interested transactions and take into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person's interest in the transaction. Additionally, Board approval of any interested party transaction must include the affirmative vote of at least a majority of our non-employee directors. The following related party transactions were reviewed and approved by our full Board of Directors in accordance with the foregoing policy.

      In December 2003, we entered into an agreement, amended in March 2004, with Cagan McAfee Capital Partners, LLC ("CMCP"). The agreement provided for CMCP to provide us with advisory and consulting services and for an NASD broker dealer, Chadbourn Securities Inc. ("Chadbourn"), to provide investment banking services to us. We paid CMCP fees totally $60,000 in 2006. John Pimentel, our Chief Executive Officer and Chairman of our Board of Directors, is employed by CMCP. The agreement with CMCP was terminated effective December 31, 2006.

      In 2006, Chadbourn and Laird Q. Cagan (a significant shareholder of our company and a director of CMCP), a registered representative of Chadbourn, acted as the placement agents for us in connection with the private placement of our senior secured promissory notes and warrants to purchase up to a total of 297,000 shares of our common stock and one of three placement agents for a private placement of 250,000 shares of our Series B preferred stock and warrants to purchase up to 2,500,000 shares of our common stock. In connection with these private placements, we paid Chadbourn total cash fees of $73,550 and we issued them warrants to purchase a total of up to 210,980 shares of our common stock, at an exercise price of $2.75 per share and otherwise on the same terms as the warrants sold to investors in the offering.

                                   PROPOSAL II

      AMENDMENT OF WORLD WASTE'S ARTICLES OF INCORPORATION TO INCREASE THE
             AUTHORIZED SHARES OF PREFERRED STOCK AND COMMON STOCK

      Under our Articles of Incorporation that are currently in effect, there are 10,000,000 shares of preferred stock and 100,000,000 shares of common stock authorized for issuance. As of May 31, 2007, [_______] shares of preferred stock were issued and outstanding and __________ shares of common stock were issued and outstanding. As of that date, (i) [______] shares of common stock were reserved for issuance upon the exercise of outstanding options and warrants, and
(ii) [_______] shares of common stock were reserved for issuance upon the exercise of conversion rights held by holders of our preferred stock. Accordingly, as of May 31, 2007, we had only [__________] authorized shares of preferred stock that were unissued and unreserved and [________] authorized shares of common stock that were unissued and unreserved.

      On May 21, 2007, our Board of Directors approved an amendment to the first two sentences of Article Three of our Articles of Incorporation, subject to shareholder approval, to increase the shares of preferred stock that are authorized for issuance by 20,000,000 shares, by changing the total number of preferred shares authorized for issuance from 10,000,000 to 30,000,000, and to increase the shares of common stock that are authorized for issuance by 70,000,000 shares, by changing the total number of common shares authorized for issuance from 100,000,000 to 170,000,000. Except as described below under "Proposal III," our Board of Directors is not proposing to make any other change to our Articles of Incorporation.

      The full text of the amended first two sentences of Article Three of our Articles of Incorporation that is proposed by our Board of Directors is as follows:

            "THREE. This corporation is authorized to issue two classes of shares of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is 200,000,000 shares, consisting of 30,000,000 shares of Preferred Stock and 170,000,000 shares of Common Stock."

      The purpose of the proposed increase in the number of authorized shares of preferred stock and common stock is to make additional shares available for use by our Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in the future in connection with raising additional capital, acquiring another company or its business or assets or establishing a strategic relationship with a corporate partner. We are not currently a party to any binding agreement with respect to the issuance of any additional shares of preferred stock or common stock other than agreements regarding options, warrants and the conversion of our preferred stock that we have previously publicly disclosed.

      If the amendment of the Articles of Incorporation is approved by the shareholders, our Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of preferred stock or common stock, except as may be required by applicable law or by the terms of our existing preferred stock. Holders of our preferred stock and common stock have no statutory preemptive or subscription rights with respect to issuances of preferred stock or common stock. Without obtaining the approval of our shareholders (but subject to the approval rights of our existing classes of preferred stock), our Board of Directors has authority to determine the rights, preferences and privileges of each new series of preferred stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters.

      The holders of our preferred stock and common stock are each entitled to vote on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to our common stock.

      The rights of the holders of our Series A preferred stock are governed by the Certificate of Determination of the Rights, Preferences and Privileges of our 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock, which has been filed with the California Secretary of State. Attached as Appendix A to this Proxy Statement is a copy of the proposed Amended and Restated Certificate of Determination of the Rights, Preferences and Privileges of the 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock.

      The rights of the holders of our Series B preferred stock are governed by the Certificate of Determination of the Rights, Preferences and Privileges of our 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock, which has been filed with the California Secretary of State.

      The proposed increase in the authorized number of shares of preferred stock and common stock will not have any immediate effect on the rights of existing shareholders. Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of our company without further action by the shareholders. Any issuance of additional shares of preferred stock or common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our preferred stock and common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK AND COMMON STOCK.

                                  PROPOSAL III

             AMENDMENT OF THE SERIES A CERTIFICATE OF DETERMINATION

      On February 10, 2006, we received $2,250,000 of funds from three accredited investors in exchange for our issuance of 10% Senior Secured Debentures in the aggregate principal amount of $2,250,000 and warrants to purchase up to an aggregate of 297,000 shares of our common stock. We used the net proceeds of the issuance of the debentures to fund our ongoing business operations and for other general corporate purposes, including continuing construction and commissioning of our facility located in Anaheim, California. On May 25 and May 30, 2006, we issued and sold a total of 284,888 shares of our Series B preferred stock (each share being convertible into 40 shares of our common stock) (together with common stock purchase warrants), at a price of $100 per share. A portion of these securities were sold for cash and the balance were issued in exchange for the cancellation of some of the Senior Secured Debentures. We used the net proceeds of the issuance of these shares to repay the remaining Senior Secured Debentures, to fund our ongoing business operations and for other general corporate purposes.

      The closing of the debenture transaction described in the preceding paragraph was subject to a requirement to obtain the consent of the holders of our Series A preferred stock. On February 6, 2006, the holders of our Series A preferred stock gave their consent to the transaction pursuant to a letter agreement with us. In connection with obtaining the consent of the holders of the Series A preferred stock, we agreed to deliver to such holders warrants to purchase a total of 407,560 shares of our common stock at an exercise price of $0.01 per share. We also agreed to call a shareholders' meeting to approve an amendment of certain provisions of the Certificate of Determination of the Rights, Preferences and Privileges of the 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock (the "Series A Certificate of Determination"), including an anti-dilution adjustment provision described below (the "Anti-Dilution Provisions"). Our agreement to call a shareholders' meeting to approve the proposed amendment of the Series A Certificate of Determination was required by the holders of Series A preferred stock as a condition to giving their consent to the debenture transaction described in the preceding paragraph.

      The consent of the holders of our Series A preferred stock was also required for the closing of the Series B preferred stock issuances. On April 12, 2006, the holders of our Series A preferred stock gave their consent to the Series B preferred stock transactions pursuant to a letter agreement with us. In connection with obtaining the consent of the holders of the Series A preferred stock, we agreed to reduce the exercise price of the warrants to acquire up to 407,560 shares of our common stock that were acquired by the holders in 2005 from $4.00 per share to $2.75 per share, and to increase the total number of shares issuable upon exercise of these warrants to 1,018,900. (The warrants to acquire up to 407,560 shares of common stock at an exercise price of $0.01 per share were not affected by this agreement.) We also agreed to reduce the conversion price of the Series A preferred stock from $2.50 per share to $2.125 per share. The holders of our Series A preferred stock also agreed to vote in favor of the amendment to the Series A Certificate of Determination being submitted to our shareholders for approval at this meeting, as well as to the increase in our authorized shares.

      Appendix A to this Proxy Statement is a copy of the proposed Amended and Restated Series A Certificate of Determination that we have agreed to submit to our shareholders for approval at the Annual Meeting. Appendix A has been marked to show the differences between the current Series A Certificate of Determination and the proposed Amended and Restated Series A Certificate of Determination.

      In the event this proposal is not approved by the shareholders, we are nonetheless contractually obligated to provide the holders of the Series A preferred stock with the economic benefits of the Anti-Dilution Provisions as if the proposed amendments had been approved (by issuing such holders an increased number of shares upon conversion).

      The following summary of the principal differences between the current Series A Certificate of Determination and the proposed Amended and Restated Series A Certificate of Determination is qualified in its entirety by reference to Appendix A, which is incorporated herein.

      o Section 1 and other sections of the proposed Amended and Restated Series A Certificate of Determination clarify that the Series A preferred stock will rank on parity with our recently-created Series B preferred stock.

      o Sections 4.2 and 4.3 of the current Series A Certificate of Determination give the holders of Series A preferred stock certain voting rights so long as at least 3,000,000 shares of Series A preferred stock are outstanding. Sections 4.2 and 4.3 of the proposed Amended and Restated Series A Certificate of Determination provide that the holders of Series A preferred stock will have those voting rights so long as at least 2,037,800 shares of Series A preferred stock are outstanding. In agreeing to the current Series A Certificate of Determination, World Waste and the holders of Series A preferred stock assumed that 6,000,000 shares of Series A preferred stock would be issued by World Waste, and we agreed to give these voting rights to the holders of Series A preferred stock so long as 50% of such shares (i.e., 3,000,000 shares) remained outstanding. Since only 4,075,600 shares were, in fact, issued by World Waste, we agreed to amend the current Series A Certificate of Determination to give these voting rights to the holders of Series A preferred stock so long as 50% of the issued shares (i.e., 2,037,800 shares) remain outstanding.

      o Section 5.1 of the current Series A Certificate of Determination provides that the holders of Series A preferred stock are entitled to dividends payable in additional shares of Series A preferred stock. Section 5.2 of the proposed Amended and Restated Series A Certificate of Determination provides that, at the option of the holders of the Series A preferred stock, such dividends must be paid by us in cash during any period in which the resale registration statement that we have agreed to file with the SEC for the benefit of such holders is not in effect on the terms described in Section 5.2.

      o Section 6 of the current Series A Certificate of Determination provides that each share of Series A preferred stock shall be converted into shares of common stock automatically upon the first to occur of certain events, including, on or after the earlier to occur of (A) September 30, 2006 or (B) the Operational Date (generally defined as the date that we first generate aggregate cash flow of at least $672,000 for a period of three consecutive months), pursuant to the affirmative vote or written consent of the holders of a majority of the then outstanding Series A preferred stock.
            Section 6 of the proposed Amended and Restated Series A Certificate of Determination provides that such an automatic conversion pursuant to the affirmative vote or written consent of the holders of a majority of the then outstanding Series A preferred stock may occur at any time.

      o Section 6 of the current Series A Certificate of Determination provides that any holder of Series A preferred stock is entitled to elect to convert his or her shares of Series A preferred stock at any time on or after the earlier to occur of (i) September 30, 2006 or (ii) the Operational Date. Section 6 of the proposed Amended and Restated Series A Certificate of Determination provides that a holder of Series A preferred stock may elect to convert his or her shares at any time, provided that no such conversion will be permitted if as a result of such conversion the holder and his or her affiliates would end up beneficially owning in excess of 4.99% of our common stock then outstanding.

      o Section 6 of the current Series A Certificate of Determination provides that a holder of Series A preferred stock is entitled to elect to convert his or her shares of Series A preferred stock into shares of our common stock at a conversion ratio equal to one share of common stock for each share of preferred stock, subject to certain adjustments specified in Section 6 that are intended to give the converting Series A holder additional shares of common stock if we carry out certain potentially dilutive actions such as a stock split or a stock dividend. Section 6 of the proposed Amended and Restated Series A Certificate of Determination provides the holders of Series A preferred stock with enhanced protection against dilution that may result from additional specified actions by us. In particular:

            o Sections 6.1, 6.2 and 6.3 of the proposed Amended and Restated Series A Certificate of Determination restate the conversion formula by providing that a converting holder of Series A preferred stock will be entitled to a number of shares of common stock equal to (i) the number of shares of preferred stock being converted (ii) multiplied by the conversion rate. The conversion rate is described as the quotient obtained by dividing $2.50 by the conversion price, which initially is $2.125. The conversion price will be decreased - and the number of shares of common stock issuable to the converting Series A holder therefore will be increased - if we carry out any of the dilutive actions specified in the remaining provisions of Section 6.

            o Section 6.10 of the proposed Amended and Restated Series A Certificate of Determination states that, if we issue additional shares of common stock at a price that is less than the then-effective conversion price divided by 0.85, the conversion price will be reduced to an amount that is 85% of the sale price for the additional shares of common stock. This new anti-dilution protection is known as a "full ratchet" anti-dilution adjustment with the additional component of a further reduction of 15% in the conversion price of the Series A preferred stock. Certain issuances of stock by us, such as pursuant to a stock split, a stock dividend, an employee benefit plan or an acquisition or a strategic partnership, are excluded from the operation of this new anti-dilution adjustment provision.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF OUR SERIES A CERTIFICATE OF DETERMINATION.

                                  PROPOSAL IV

                           RATIFICATION OF APPONTMENT
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC.

      The Audit Committee of our Board of Directors has appointed Stonefield Josephson, Inc. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007. We are not required to seek shareholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and our full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

      Representatives of Stonefield Josephson, Inc. will be present at the 2007 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

ACCOUNTING FEES

      Aggregate fees billed to us by Stonefield Josephson, Inc. and Levitz, Zacks & Ciceric, our principal accountants, for professional services rendered with respect to our 2005 and 2006 fiscal years were as follows:

                                    2006            2005
                                ------------    ------------
      Audit Fees                  $222,911        $ 16,964
      Audit-Related Fees                --          39,146
      Tax Fees                          --              --
      All Other Fees                    --              --
      Total                       $222,911        $ 56,110

(a) Audit Fees -- Consist of professional services rendered in connection with the annual audit of our consolidated financial statements on Form 10-K, quarterly reviews of our interim financial statements on Form 10-Q and services performed in connection with our compliance with the Sarbanes-Oxley Act. Audit fees also include fees for services performed by our accountants that are closely related to the audit and in many cases could only be provided by our independent accountants. Such services include the issuance of consents related to our registration statement and assistance with and review of other documents filed by us with the SEC.

(b) Audit Related Fees -- Consist of services related to due diligence services and accounting consultations.

(c) Tax Fees -- There were no tax compliance services rendered by our independent accounting firms during the years ended December 31, 2006 or December 31, 2005.

(d) All Other Fees -- There were no other professional services rendered by our independent accounting firms during the years ended December 31, 2006 or December 31, 2005.

APPROVAL POLICIES AND PROCEDURES

      All services provided by our independent registered public accounting firm, Stonefield Josephson, Inc., are subject to approval by our Audit Committee. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services provided by Stonefield Josephson, Inc. during the fiscal year ended December 31, 2006.

REPORT OF THE AUDIT COMMITTEE

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OR THE SECURITIES EXCHANGE ACT THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF SUCH FILINGS.

      The responsibilities of the Audit Committee include providing oversight to the financial reporting process of World Waste through periodic meetings with our independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The management of World Waste is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and on the independent registered public accounting firm. In particular, we have relied on (i) management's representation that World Waste's financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of World Waste's independent registered public accounting firm with respect to such financial statements.

      We have reviewed and discussed with senior management the audited financial statements of World Waste that are included in the fiscal year 2006 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

      We have discussed with Stonefield Josephson, Inc., our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of World Waste's financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States; (ii) significant accounting policies;
(iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

      We have received from Stonefield Josephson, Inc. a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Stonefield Josephson, Inc. and World Waste that in its professional judgment may reasonably be thought to bear on independence. Stonefield Josephson, Inc. has discussed its independence with us. Stonefield Josephson, Inc. confirmed in its letter, in its professional judgment, it is independent of World Waste within the meaning of the federal securities laws.

      Based on the review and discussions described above with respect to the audited financial statements of World Waste, we recommended to the Board of Directors that such financial statements be included in World Waste's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                                                Respectfully submitted,

                                                Audit Committee

                                                David Gutacker
                                                Ross M. Patten
                                                Sam P. Cortez


      OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD, JOSEPHSON, INC. AS WORLD WASTE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

                              SHAREHOLDER PROPOSALS

      Any proposal that a World Waste shareholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") at our 2008 Annual Meeting of Shareholders must be received by us on or before February 7, 2008. Notice of shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after February 7, 2008. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the Proxy Statement for the 2008 Annual Meeting of Shareholders. All proposals described in this paragraph should be sent to World Waste Technologies, Inc., 13500 Evening Creek Drive, Suite 440, San Diego, California 92128, Attention: Corporate Secretary.

                                    FORM 10-K

      We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on April 2, 2007. Requests for copies of such report should be directed to our Chief Financial Officer. The Form 10-K/A may also be accessed electronically by means of the SEC's home page on the Internet at HTTP://WWW.SEC.GOV.

                                 ANNUAL REPORTS

      Our 2006 Annual Report, which includes audited financial statements for our fiscal year ended December 31, 2006, is being mailed along with this Proxy Statement.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

      We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

MISCELLANEOUS

      Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our preferred stock and common stock that they represent in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ David Rane
                                        ----------------------------------------
                                        David Rane
June 6, 2007                            Corporate Secretary

                                   APPENDIX A

           AMENDED AND RESTATED SERIES A CERTIFICATE OF DETERMINATION

              AMENDED AND RESTATED CERTIFICATE OF DETERMINATION OF
                       RIGHTS, PREFERENCES AND PRIVILEGES
                                     OF THE
   8% SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                         WORLD WASTE TECHNOLOGIES, INC.
                            a California Corporation


      John Pimentel and David Rane hereby certify that:

      1. They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of World Waste Technologies, Inc., a California corporation (the "Corporation").

      2. The Amended and Restated Articles of Incorporation of the Corporation authorize the issuance of up to 30,000,000 shares of preferred stock (the "Preferred Stock"), ______ of which shares are issued and outstanding.

      3. The Board of Directors of the Corporation has duly adopted the following recitals and resolutions.

      "WHEREAS, the Amended and Restated Articles of Incorporation of the Corporation authorize that the Preferred Stock of the Corporation may be issued from time to time in one or more series;

      WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series; and

      WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a series of Preferred Stock and the number of shares constituting and the designation of said series;

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, said series of Preferred Stock as follows:

      1. DESIGNATION AND AMOUNT. There shall be created from the 30,000,000 shares of Preferred Stock, without par value, of the Corporation authorized to be issued pursuant to the Amended and Restated Articles of Incorporation, a series of Preferred Stock, designated as the "8% Series A Cumulative Redeemable Convertible Participating Preferred Stock" (the "Series A Preferred Stock"), and the number of shares of such series shall be 9,100,000. Such number of shares may be decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then issued and outstanding plus the number of shares reserved for issuance upon the declaration and payment of dividends thereon or upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series A Preferred Stock, or upon the conversion of any outstanding securities issued by the Corporation that are convertible into shares of Series A Preferred Stock. The Series A Preferred Stock will rank on parity with the Series B Preferred Stock upon the liquidation, winding-up or dissolution of the corporation.

      2. DEFINITIONS. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

            2.1 "Acquisition" shall mean any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other binding share exchange or corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger, binding share exchange or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger, binding share exchange or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred.

            2.2 "Applicable Percentage" shall mean 8% per annum provided, however, that until the registration of securities contemplated by Section 2 of the Registration Rights Agreement is declared effective, the "Applicable Percentage" shall mean 9% per annum, provided, further, however, that (i) once such registration statement is declared effective, or (ii) in the event the Corporation is required to issued additional shares of Series A Preferred to the holders thereof as liquidated damages pursuant to Section 3 of the Registration Rights Agreement, the Applicable Percentage shall permanently revert to 8% per annum.

            2.3 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

            2.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law or executive order to close.

            2.5 "Common Stock" shall mean the common stock of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

            2.6 "Dividend Payment Date" shall mean the first Business Day of January, April, July and October in each year.

            2.7 "EBITDA" shall mean, for the period in question, (i) net income for WWA as determined in accordance with generally accepted accounting principles, plus (ii) any extraordinary loss and other expenses of WWA not considered to be operating in nature reflected in such net income, minus (iii) any extraordinary gain and other income of WWA not considered operating in nature reflected in such net income, plus (iv) depreciation, depletion, amortization and all other non-cash expenses of WWA for that period, plus (v) all interest, fees, charges and related expenses of WWA paid or payable for that period, together with that portion of rent of WWA paid or payable for the period under capital lease obligations attributable to the interest component of such rent, plus (vi) the aggregate amount of federal, state and local taxes of WWA, on or measured by income for that period (whether or not payable during that period). For the purposes of this definition of EBITDA, corporate costs of the Corporation will not be allocated to WWA. Costs that will be considered corporate and therefore not allocated to WWA shall be executive salaries (John Pimentel, Thomas L. Collins, Fred Lundberg, and David Rane, and their respective successors), the accounting function, the IT function, the human resources function, the legal function, the business development, sales and marketing function, professional fees, dividends and interest, all costs related to the Corporation's corporate facility and all costs related to any facility other than Plant Number One.

            2.8 "Excluded Securities" shall mean (i) shares of Common Stock issued upon conversion or redemption of the Series A Preferred Stock or any Parity Stock or any accrued dividends thereon; (ii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (iii) shares of Common Stock or other securities of the Corporation issued pursuant to a strategic partnership, joint venture or similar transaction approved by the Board of Directors; (iv) shares of Common Stock or other securities of the Corporation issued pursuant to an acquisition or merger approved by the Board of Directors; (v) shares of Common Stock issued in a public offering; (vi) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of April 1, 2006; (vii) securities issued to financial institutions, equipment leasing companies or lessors in connection with any commercial credit arrangements, equipment financings or other similar transactions, or other vendors, in each case in transactions approved by the Board of Directors; (viii) securities issued in connection with the acquisition of intellectual property or other intangible rights in licensing transactions or otherwise to existing or potential trade partners in each case in transactions approved by the Board of Directors; (ix) securities issued in connection with any stock split, recapitalization or similar transaction; (x) securities issued as a dividend or other distribution on the Series A Preferred Stock or any Parity Stock or as consideration for obtaining the consent of any holder of the Series A Preferred Stock or any Parity Stock; (xi); shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued to holders of the Corporation's secured debt; (xii) warrants issued in connection with the sale of Series B Preferred Stock or other Parity Stock or shares of

Common Stock issued pursuant to the exercise thereof; (xiii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issuable to brokers, dealers and/or finders pursuant to agreements approved by the Board of Directors; or (xiv) shares issued in any other transaction as to which the holders of a majority of the shares of Series A Preferred Stock then outstanding shall have agreed in writing that such shares shall be deemed to be Excluded Securities.

            2.9 "Filing Date" shall mean the date that this Amendment is filed with the Secretary of State of the State of California.

            2.10 "Holder" shall mean a holder of record of an outstanding share or shares of Series A Preferred Stock.

            2.11 "Issue Date" shall mean the original date of issuance of shares of the Series A Preferred Stock.

            2.12 "Junior Stock" shall mean the Common Stock and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

            2.13 "Liquidation Preference" shall mean, with respect to each share of the Series A Preferred Stock, $2.50, subject to equitable adjustment from time to time pursuant to Section 8.4.

            2.14 "Market Price" of the Common Stock on any day shall be deemed to be the closing price of the Common Stock on such day as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trading on any securities exchange including the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization if Nasdaq is no longer reporting such information. If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors based on the information best available to it.

            2.15 "Operational Date" shall mean the first day of the month immediately following the end of the first three-month period during which WWA has generated aggregate EBITDA of at least $672,000 for such three-month period, as determined in accordance with the definition of EBITDA set forth above.

            2.16 "Parity Stock" shall mean each class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation, including the Series B Preferred Stock.

            2.17 "Permitted Indebtedness" shall mean (i) trade payables incurred in the ordinary course of business, (ii) indebtedness constituting purchase money obligations and up to $3.0 million of capital lease obligations,
(iii) up to $6.3 million principal amount of additional indebtedness outstanding at any one time and (iv) indebtedness incurred to refinance the then-outstanding aggregate principal amount of indebtedness otherwise described in clause (ii) of this Section; provided, however, that Permitted Indebtedness shall not include indebtedness convertible into the capital stock of the Corporation.

            2.18 "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock corporation, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            2.19 "Plant Number One" shall mean the Corporation's facility under construction at 2740 Coronado Street, Anaheim, California.

            2.20 "Record Date" shall mean, with respect to a Dividend Payment Date, the last day of the calendar month immediately preceding the calendar month in which the Dividend Payment Date occurs.

            2.21 "Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement dated as of April __, 2006, by and among the Corporation, Trellus Offshore Fund Limited, a Cayman Islands corporation, Trellus Partners, LP, a Delaware limited partnership, and Trellus Partners II, LP, a Delaware limited partnership, the individuals and entities set forth on Exhibit A thereto, and the individuals set forth on Exhibit B thereto.

            2.22 "Senior Stock" shall mean each class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

            2.23 "Series B Preferred Stock" shall mean the Corporation's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock.

            2.24 "WWA" shall mean World Waste of Anaheim, Inc., a California corporation.

      3.    LIQUIDATION RIGHTS.

            3.1 In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to the Liquidation Preference for each outstanding share of the Series A Preferred Stock held by such Holder, plus an amount equal to all accrued and unpaid dividends thereon, including Additional Dividends (as defined in Section 5.2 below) (collectively, "Accrued Dividends") to the date fixed for distribution, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock. After the payment to the Holders of the Liquidation Preference plus Accrued Dividends for each outstanding share of the Series A Preferred Stock plus Accrued Dividends, the remaining assets shall be distributed ratably to the holders of any Junior Stock and the Series A Preferred Stock of the Corporation, and in satisfaction of any accrued and unpaid dividends thereon, including Additional Dividends, on a common stock equivalent basis.

            3.2 In addition to any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the following events shall be considered a liquidation, winding-up or dissolution for the purpose of this
Section 3:

                  (i) the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation; or

                  (ii) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own fifty percent (50%) or less of the Corporation's voting power immediately after such consolidation, merger or reorganization.

            3.3 In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3.1, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

            3.4 All distributions made with respect to the Series A Preferred Stock in connection with any liquidation, winding-up or dissolution shall be made pro rata to the Holders.

      4.    VOTING RIGHTS.

            4.1 Except as otherwise provided herein or as required by California law, the Series A Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation and any Parity Stock and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to that number of votes as equals the number of shares of Common Stock into which such holder's aggregate shares of Series A Preferred Stock are convertible (pursuant to Section 6 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

            4.2 For so long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by California law, the vote or written consent of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock shall be necessary for effecting, validating, or approving the following actions and the Corporation shall not, without such vote or consent, take or permit to be taken any such actions:

                  (i) Any amendment, alteration, or repeal of any provision of the Corporation's Amended and Restated Articles of Incorporation or this Certificate of Determination that would have an adverse effect on the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred Stock;

                  (ii) Any increase in the authorized number of shares of Series A Preferred Stock;

                  (iii) Any authorization, creation, designation, whether by reclassification or otherwise, or issuance of any Senior Stock or Parity Stock or any amendment, alteration or repeal of any right, power, preference, privilege, qualification, limitation, restriction or other term or provision pertaining thereto;

                  (iv) Any redemption, repurchase, declaration, payment of dividends or other distributions ("Payments"), or setting aside of funds in respect thereof with respect to any shares of Common Stock or other series of Preferred Stock (except for any Payments with respect to shares of Parity Stock or Series A Preferred Stock made in accordance with the terms and restrictions of the applicable Certificate of Determination);

                  (v) Any merger, consolidation, binding share exchange, or Acquisition involving the Corporation, the sale of all or substantially all of the assets of the Corporation, or the transfer or cancellation by the Corporation of its license from Bio-Products International, Inc.;

                  (vi) The incurrence by the Corporation of any indebtedness, other than Permitted Indebtedness;

                  (vii) Increasing or decreasing the authorized number of directors constituting the Board of Directors of the Corporation;

                  (viii) (A) The creation, authorization, designation or issuance of any shares of Parity Stock or Junior Stock having a mandatory redemption date or purchase, put or similar rights, which require the Corporation to purchase, redeem or otherwise acquire any shares of Parity Stock or Junior Stock prior to the redemption date for, and the actual redemption of, the Series A Preferred Stock pursuant hereto or (B) exercising any optional redemption, purchase or other right to acquire shares of Parity Stock or Junior Stock prior to the repurchase or redemption date for, and the actual redemption of, the Series A Preferred Stock pursuant hereto;

                  (ix) Any voluntary dissolution, liquidation or winding up of the Corporation;

                  (x) A change in the principal business conducted or proposed to be conducted by the Corporation;

                  (xi) An increase in the number of shares available for issuance under the Corporation's stock option plans in effect as of the date hereof, or the creation of any new stock option plans, or any issuance of options under such plans with an exercise price at below the fair market value of the Corporation's common stock; or

                  (xii) Any transaction by the Corporation with any Affiliate, except for transactions the terms of which in good faith are fair and reasonable to the Corporation and are at least as favorable as the terms that could be obtained by the Corporation in a comparable transaction made on an arm's length basis between unaffiliated parties (as determined by the Board of Directors acting reasonably and in good faith, as evidenced by a Board resolution).

Notwithstanding the foregoing, (x) the provisions that a separate vote of the Series A Preferred Stock is required with respect to the matters referred to in Sections 4.2(iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), and (xii) shall cease to be in effect once less than 2,037,800 shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) remain outstanding, and (y) the provisions that a separate vote of the Series A Preferred Stock is required with respect to the matters referred to in Sections 4.2(iv), (v), (vi),
(viii), (x), (xi) and (xii) shall cease to be in effect as of the Operational Date.

            4.3 So long as at least 2,037,800 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), in the event that the Operational Date has not occurred on or prior to September 30, 2006, then the holders of the Series A Preferred Stock shall, 30 days following the receipt by the Corporation of a written notice given to the Corporation by the holders of a majority of the then-outstanding shares of Series A Preferred (such notice being referred to as a "Notice of Board Change") be entitled to elect the smallest number of directors that shall constitute a majority of the authorized number of directors of the Corporation, and the holders of the Common Stock shall be entitled to elect the remaining members of the Board of Directors. Upon the election by the holders of the Series A Preferred Stock of the directors they are entitled to elect as hereinabove provided, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation. If, after the election of a new Board of Directors pursuant to Section 4.4, either (i) the Operational Date occurs or (ii) there ceases to be at least 2,037,800 shares of Series A Preferred Stock outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares), then the holders of the Series A Preferred Stock shall be divested of the special voting rights specified in this Section. Upon the termination of any such special voting rights as hereinabove provided, the Board of Directors shall promptly call a special meeting of the shareholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

            4.4 Whenever under the provisions of Section 4.3 hereof, the right shall have accrued to the holders of the Series A Preferred Stock to vote to elect a majority of the Corporation's directors, the Board of Directors shall, within ten (10) days after delivery to the Corporation at its principal office of a request to such effect by the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, call a special meeting of the holders of the Series A Preferred Stock for the election of directors, to be held upon not less than ten (10) nor more than twenty (20) days' notice to such holders. If such notice of meeting is not given within the ten (10) days required above, the holders of Series A Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of the Corporation. At any meeting so called or at any other meeting held while the holders of shares of Series A Preferred Stock shall have the voting power provided in Section 4.3, the holders of a majority of the shares of Series A Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of directors as herein provided. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock pursuant to Section 4.3, such vacancy shall be filled by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock, given either at a special meeting of such shareholders duly called for the purpose or pursuant to written consent of shareholders. Any directors who shall have been elected by the holders of Series A Preferred Stock as provided in the next preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by the affirmative vote of the holders of shares of the Series A Preferred Stock, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of Series A Preferred represented at such meeting or pursuant to such written consent.

            4.5 In that event that the Corporation grants any special voting rights to holders of Parity Stock or Junior Stock, such voting rights shall also be granted to the holders of Series A Preferred Stock.

            4.6 At the option of the holders of the Series A Preferred Stock, to the extent permitted by law and by the rules of any securities exchange on which the securities of the Corporation are then listed, each director elected by the holders of Series A Preferred Stock shall also be a member of each committee of the Board of Directors. Such representative shall be compensated for service on the Board of Directors and reimbursed for out-of-pocket expenses in respect thereof only if and to the extent that any non-independent director that serves on the Board of Directors is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof.

      5.    DIVIDENDS.

            5.1 Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the Holders shall be entitled to receive out of assets legally available therefor, cumulative quarterly dividends, at a rate per annum (subject to adjustment as provided in Section 8.4) equal to the Applicable Percentage of the Liquidation Preference, payable in arrears, in shares of Series A Preferred Stock (valued at the then-Liquidation Preference) on July 1, 2005 with respect to the period commencing on the Issue Date and ending June 30, 2005 and thereafter quarterly, on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date, to the Holders at the close of business on the Record Date for such Dividend Payment Date. The amount of dividends payable on shares of Series A Preferred Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth above. The initial dividend payable on July 1, 2005 will be computed on the basis of the annual dividend multiplied by the actual number of days elapsed between the Issue Date and June 30, 2005 divided by 360. Dividends payable on the Series A Preferred Stock for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. After the payments of all preferential amounts required to be paid to the Holders, any remaining dividends shall be distributed ratably among the holders of any Junior Stock, Parity Stock and the Series A Preferred Stock, treating for this purpose all such securities and any accrued and unpaid dividends thereon, including Additional Dividends (as defined in Section 5.3 below), as if they had been converted to Common Stock pursuant to the terms of the applicable Certificate of Determination immediately prior to the Dividend Payment Date. Any additional shares of Series A Preferred Stock issued pursuant to this paragraph shall be governed by this Certificate of Determination and shall be subject in all respects, except the Issue Date, to the same terms as the shares of Series A Preferred Stock originally issued hereunder.

            5.2 Notwithstanding the foregoing, if the registration of securities contemplated by Section 2 of the Registration Rights Agreement shall have not been declared within the time period specified therein or if there shall occur any suspension or delay contemplated by Section 4(h) of the Registration Rights Agreement that exceeds the applicable periods stated in the proviso to such Section 4(h) or if any discontinuance of any registration statement contemplated by the last paragraph of Section 4 thereof shall exceed more than 30 consecutive days or more than 90 days in any 360 day period, the foregoing dividends shall, at the option of the holder, be payable in cash; provided, further, however, that once such registration statement is declared effective or any suspension or delay is removed (or, if earlier, upon the 24-month anniversary of the Issue Date), such dividends shall once again be payable solely in additional shares of Series A Preferred. In the event that such a request is made but the Corporation is legally unable to make cash dividend payments, the rate at which such cash dividends shall accrue shall be increased by 4% per annum.

            5.3 Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock whether or not earned or declared. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, such dividends shall continue to cumulate and shall be paid at the time of repurchase as provided herein if not earlier declared and paid. Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent Dividend Payment Date following accrual shall thereafter accrue additional dividends in respect thereof, compounded quarterly, at the Applicable Percentage (the "Additional Dividends").

            5.4 So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on Junior Stock without the affirmative vote or consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation until all payments of all preferential amounts required to be paid to the Holders (set forth in Section 5.1 above) shall have been paid or declared and set apart.

      6.    CONVERSION.

            6.1 Each Holder shall have the right, at such Holder's option, exercisable at any time and from time to time thereafter, to convert, subject to the terms and provisions of this Section 6, any or all of such Holder's shares of the Series A Preferred Stock into shares of Common Stock provided, that a holder of Series B Preferred Stock may at any given time convert only up to that number of shares of Series B Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 4.99% of the Corporation's Common Stock then outstanding. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate then in effect (determined as provided in Section 6.2) by the number of shares of Series A Preferred Stock being converted. To exercise such right, a Holder must deliver to the Corporation at its principal offices during usual business hours of the Corporation: (i) a written notice that such Holder elects to convert the number of shares of the Series A Preferred Stock specified in such notice and (ii) the certificate(s) evidencing the shares of Series A Preferred Stock to be converted, properly endorsed or assigned for transfer. Thereupon, the Corporation shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, together with, in full satisfaction of any accrued but unpaid dividends thereon including Additional Dividends, the number of additional shares of Common Stock as equals the number of shares of Common Stock that would be issued upon conversion of any accrued but unpaid dividends on the Series A Preferred Stock being so converted, had such dividend been paid. The conversion shall be deemed to occur at the close of business on the day the notice of conversion and certificate(s) are received by the Corporation.

            6.2 The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Conversion Rate") shall be the quotient obtained by dividing $2.50 by the Conversion Price, calculated as provided in
Section 6.3.

            6.3 The conversion price for the Series A Preferred Stock shall, effective as of the Filing Date, be $2.125 (the "Conversion Price"). The initial Conversion Price shall be adjusted from time to time in accordance with this
Section 6. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

            6.4 Each share of Series A Preferred Stock shall be converted into shares of Common Stock automatically and without further action by the Corporation or any Holder, upon the first to occur of any of the following: (i) the affirmative vote or written consent of the Holders of a majority of the then-outstanding Series A Preferred Stock; (ii) the closing Market Price of the Common Stock averages at least $7.50 per share over a period of 20 consecutive trading days and the daily trading volume over the same 20-day period averages at least 75,000 shares; (iii) the closing of the sale of the Corporation's Common Stock in a public offering underwritten by an investment bank reasonably acceptable to the holders of a majority of the then-outstanding shares of Series A Preferred Stock, registered under the Securities Act of 1933, as amended (the "Securities Act"), with a per share price to the public of at least $5.00 per share and for a total gross offering amount of at least $10 million, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation; (iv) the closing of an Acquisition resulting in proceeds to the holders of the Series A Preferred Stock of at least $5.00 per outstanding share of Series A Preferred Stock, as such number shall be adjusted to include the shares of Series A Preferred Stock to be issued in full satisfaction of any accrued and unpaid dividends thereon, including Additional Dividends; or (v) April 27, 2010, unless the Corporation becomes obligated to redeem the Series A Preferred Stock prior to April 27, 2010 pursuant to Section 7.1 as a result of its receipt of a Redemption Notice (as defined, and in accordance with the provisions of, Section 7.2). The Corporation shall give notice to the Holders of the automatic conversion of the Series A Preferred Stock pursuant to this
Section 6.4, whereupon each Holder shall be obligated to surrender to the Corporation the certificate(s) evidencing its shares of Series A Preferred Stock, properly endorsed or assigned for transfer. Upon such automatic conversion, all accrued and unpaid dividends, including Additional Dividends, shall be paid in accordance with the provisions of Section 6.1.

            6.5 On the date of any conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 6.12.

            6.6 If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 6.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

            6.7 If the Corporation at any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6.7 to reflect the actual payment of such dividend or distribution.

            6.8 If at any time or from time to time after the Filing Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction described in Section 3.2 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            6.9 If at any time or from time to time after the Filing Date there is a capital reorganization of the Common Stock (other than a transaction described in Section 3.2 or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6), as a part of such capital reorganization, provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this
Section 6 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion thereof) shall be applicable after that event and be as nearly equivalent as practicable.

            6.10  Sale of Shares Below Conversion Price.

                  6.10.1 If at any time or from time to time after the Filing Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 6.10 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 6.7 above or Section 6.15 below, and other than a subdivision or combination of shares of Common Stock as provided in
Section 6.6 above, for an Effective Price (as hereinafter defined) less than the then-effective Conversion Price divided by 0.85, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to 85% of such Effective Price.

                  6.10.2 For the purpose of making any adjustment required under this Section 6.10 the aggregate consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  6.10.3  For the purpose of the adjustment required under this
Section 6.10 if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the then existing Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which said minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

                  6.10.4 "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 6.10 after the Filing Date hereof, whether or not subsequently reacquired or retired by the Corporation other than Excluded Securities. The "Effective Price" of Additional Shares of Common Stock shall mean: the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 6.10, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 6.10 for such Additional Shares of Common Stock.

            6.11 The Corporation shall reserve out of the authorized but unissued shares of its Common Stock, sufficient shares of its Common Stock to provide for the conversion of shares of Series A Preferred Stock, including any shares of Series A Preferred Stock issuable as dividends, including Additional Dividends, from time to time as such shares of Series A Preferred Stock are presented for conversion. The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

            6.12 No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the conversion of all of such shares of the Series A Preferred Stock. If the conversion of any share or shares of the Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the conversion date shall be paid to such Holder in cash by the Corporation.

            6.13 Upon any increase or decrease in the Conversion Ratio pursuant to this Section 6, the Corporation promptly shall deliver to each Holder a notice describing in reasonable detail the event requiring the increase or decrease in the Conversion Ratio and the method of calculation thereof and specifying the increased or decreased Conversion Ratio in effect following such adjustment.

            6.14 The Corporation will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Preferred Stock against impairment.

            6.15 In the event that the Corporation (i) issues as a dividend or other similar distribution (an "Extraordinary Dividend") on all of its then outstanding Common Stock, (A) securities of the Corporation of a class other than Common Stock, (B) rights, warrants or options (individually, a "Right" and collectively, the "Rights") to acquire any securities of the Corporation (including Common Stock) or (C) evidences of its indebtedness or assets, or (ii) issues any dividend or other similar distribution (a "Secondary Extraordinary Dividend") on any such securities in the form of securities of the Corporation (including Common Stock) (any securities (other than Rights) issued as an Extraordinary Dividend or Secondary Extraordinary Dividend or issued upon exercise of any Rights issued as an Extraordinary Dividend or Secondary Extraordinary Dividend shall be referred to as "Dividend Securities"):

                  (i) the Series A Preferred Stock shall thereafter be convertible into (1) the original number of shares of Common Stock set forth in
Section 6 hereof (subject to adjustment as herein provided), (2) such Dividend Securities and Rights as would theretofore have been issued in respect of such shares (adjusted as herein provided) had such shares been outstanding at the time of such Extraordinary Dividend, and (3) any Dividend Securities that would theretofore have been issued as a Secondary Extraordinary Dividend in respect of such Dividend Securities had such Dividend Securities been outstanding at the time of such Secondary Extraordinary Dividend; and

            6.16 any Right issued as an Extraordinary Dividend or a Secondary Extraordinary Dividend shall (1) expire upon the later of (a) the original expiration date of such Right or (b) the 180th day following the conversion of the Series A Preferred Stock, and (2) be exercisable for (a) the Dividend Securities issuable upon exercise of such Right and (b) any property theretofore issued as a Secondary Extraordinary Dividend in respect of such Dividend Securities.

      7.    REDEMPTION

            7.1   The Corporation shall, subject to the conditions set forth in
Section 7.3 below, upon receipt, not earlier than April 2, 2010 nor later than April 27, 2010, of written request(s) for redemption from Holders of at least a majority of the then-outstanding shares of Series A Preferred Stock (a "Redemption Request"), redeem from each Holder, from any source of funds legally available therefore, all outstanding shares of Series A Preferred Stock. The Corporation shall effect such redemption on May 27, 2010 by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to $2.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued but unpaid dividends on such shares, including Additional Dividends (the "Redemption Price").

            7.2 At least 15 but not more than 30 days prior to May 27, 2010, the Corporation shall mail written notice of any Redemption Request, first class postage prepaid, to each holder of record (at the close of business on the Business Day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the redemption date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation in the manner and at the place designated, his certificate or certificates representing shares to be redeemed (the "Redemption Notice"). Except as provided in Section 7.3, on or after the redemption date, each holder of Series A Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

            7.3 From and after the redemption date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and any Parity Stock on the redemption date are insufficient to redeem the total number of shares of Series A Preferred Stock and Parity Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock and Parity Stock.

The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights, preferences and privileges provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Parity Stock such funds will immediately be used to redeem the balance of the shares of Series A Preferred Stock and Parity Stock which the Corporation has become obliged to redeem on the redemption date, but which it has not redeemed.

      8.    MISCELLANEOUS

            8.1 If any Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, subject to Article V, Section 2 of the Bylaws of the Corporation, upon the request and at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Preferred Stock on or after any conversion date with respect to such shares of the Series A Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, upon delivery of the evidence and indemnity described above, the Corporation will deliver the shares of Common Stock.

            8.2 With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

            8.3 Subject to Section 6.12 hereof, the shares of the Series A Preferred Stock shall be issuable, convertible and redeemable only in whole shares and cash shall be paid in lieu of fractional shares.

            8.4 The Liquidation Preference, the amount of dividends per share set forth in Section 5 and the dollar amounts and share numbers set forth herein shall be subject to adjustment, as appropriate, whenever there shall occur a stock split, stock dividend, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution duly adopted by the Board of Directors. Upon any such equitable adjustment, the Corporation shall promptly deliver to each Holder a notice describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference or annual dividend rate in effect following such adjustment.

            8.5 Shares of the Series A Preferred Stock converted into Common Stock shall be retired and canceled and shall have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation.

            8.6 In case, at any time while any of the shares of the Series A Preferred Stock are outstanding:

                  8.6.1 The Corporation shall declare a dividend (or any other distribution) on any Junior Stock; or

                  8.6.2 The Corporation shall authorize the issuance to all holders of its shares of any Junior Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  8.6.3 There is any reclassification of the Common Stock, any consolidation, merger or binding share exchange to which the Corporation is a party or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  8.6.4 There is the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to Holders at least 30 days before the date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, and/or (ii) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for the applicable consideration, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            8.7 The headings of the various sections and subsections of this Certificate of Determination are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Determination.

            8.8 Whenever possible, each provision of this Certificate of Determination shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Determination. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Determination would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

            8.9 The Corporation will provide to the holders of the Series A Preferred Stock all communications sent by the Corporation to the holders of the Common Stock and any other class of Preferred Stock.

            8.10 Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Amended and Restated Certificate of Determination or the Amended and Restated Articles of Incorporation."

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Amended and Restated Certificate of Determination are true and correct of our own knowledge.


Dated:  _____________, 2007                  /s/ John Pimentel
                                             -----------------------------------
                                             Name:   John Pimentel
                                             Title:  Chief Executive Officer


                                             /s/ David Rane
                                             -----------------------------------
                                             Name:   David Rane
                                             Title:  Chief Financial Officer

                                    P R O X Y

                         WORLD WASTE TECHNOLOGIES, INC.
                            A CALIFORNIA CORPORATION


                         ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JULY 11, 2007

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints John Pimentel and David Rane, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of preferred stock and common stock of World Waste Technologies, Inc. ("World Waste") held of record by the undersigned as of May 31, 2007 at the Annual Meeting of Shareholders to be held on Wednesday, July 11 2007, beginning at 10:00 a.m., California time, at 13520 Evening Creek Drive, Suite 600, San Diego, California 92128, or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

      |_|   FOR all nominees listed below       |_| WITHHOLD AUTHORITY to vote
            (except as marked to the                for all nominees listed
            contrary below)                         below

      Nominees: John Pimentel; David Gutacker; James L. Ferris; Ross M. Patten; and Sam P. Cortez

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

      2. For the amendment of World Waste's Articles of Incorporation to increase the number of its authorized shares of preferred stock from 10,000,000 to 30,000,000 and to increase the number of its authorized shares of common stock from 100,000,000 to 170,000,000.

      |_| For                   |_|    Against                  |_|  Abstain

      3. For the amendment of the Certificate of Determination of the Rights, Preferences and Privileges of World Waste's 8% Series A Cumulative Redeemable Convertible Participating Preferred Stock in the manner described in World Waste's Proxy Statement dated June 6, 2007, by, among other things, providing increased anti-dilution protection to the holders of the Series A Preferred Stock.

      |_| For                   |_|    Against                  |_|  Abstain

      4. For the appointment of Stonefield Josephson, Inc. as World Waste's independent registered public accounting firm for the fiscal year ending December 31, 2007.

      |_| For                   |_|    Against                  |_|  Abstain

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE FIVE PROPOSALS THAT ARE LISTED ABOVE.


Dated:______________________________________



____________________________________________
Signature

____________________________________________
Signature if Held Jointly

____________________________________________
Number of Shares


Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.